UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 11, 2015
NATIONAL INTERSTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3250 Interstate Drive
Richfield, Ohio 44286-9000
(Address of principal executive offices including Zip Code)
(330) 659-8900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on June 11, 2015. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
1. Election of Directors. The shareholders of the Company elected the following six Class I directors, each to serve until the 2017 Annual Meeting of Shareholders or until their successor is duly elected and qualified: Joseph E. (Jeff) Consolino, Gary J. Gruber, Donald D. Larson, David W. Michelson, Norman L. Rosenthal, and Donald W. Schwegman. The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Joseph E. (Jeff) Consolino	15,353,319	3,367,039
Gary J. Gruber	15,334,336	3,386,022
Donald D. Larson	15,334,336	3,386,022
David W. Michelson	15,833,282	2,887,076
Norman L. Rosenthal	18,621,749	98,609
Donald W. Schwegman	18,607,945	112,413
There were 228,671 broker non-votes for Proposal No. 1.
2. Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The following is a breakdown of the voting results

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
18,912,811	15,263	20,955	0
3. Advisory Vote on Executive Compensation. The shareholders of the Company voted to approve the following advisory (non-binding) proposal:
RESOLVED, that the shareholders of National Interstate Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s 2015 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and any related material).

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
18,566,197	104,268	49,893	228,671

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Arthur J. Gonzales
Arthur J. Gonzales
Senior Vice President, General Counsel and Secretary
Date: June 12, 2015